UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 3, 2024, Lifecore Biomedical, Inc., a Delaware corporation (the “Company”) received a notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, because the Company has not yet held its annual meeting of shareholders (the “2023 Annual Meeting”) within twelve months of the end of the Company’s May 28, 2023 fiscal year end, the Company is not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5620(a). In addition, the Notice stated that because of the Company’s continued delay in filing its Quarterly Reports on Form 10-Q for the quarterly periods ended August 27, 2023, November 29, 2023, and February 25, 2024 (the “Q1 Form 10-Q,” “Q2 Form 10-Q,” and “Q3 Form 10-Q,” together, the “Filings”) with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with the requirements for continued listing under Nasdaq Listing Rules 5810(c)(2)(G) and 5250(c)(1) (together with Nasdaq Listing Rule 5620(a), the “Listing Rules”).

The Company previously disclosed in a Form 8-K filed on May 14, 2024 that the Company has requested additional time to regain compliance with the Listing Rules relating to making the Filings with the SEC. The Notice stated that the Nasdaq Hearings Panel handling that matter would consider the delay in holding the 2023 Annual Meeting in rendering its pending determination regarding the Company’s continued listing on Nasdaq Global Select Market. The Company intends to request that the Hearings Panel grant the Company an extension of time to hold the 2023 Annual Meeting. The Company’s Board of Directors has scheduled the 2023 Annual Meeting for August 15, 2024, as disclosed in a Form 8-K filed on May 8, 2024.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market. As previously disclosed, Nasdaq had previously granted the Company until February 12, 2024 to regain compliance with the Listing Rules, and, on February 13, 2024, the Company received the Staff Delisting Determination notifying the Company that Nasdaq has initiated a process which could result in the delisting of the Company’s securities from Nasdaq as a result of the Company not being in compliance with the Listing Rules. The Company appealed the Staff Delisting Determination, and, on April 16, 2024, the Company appeared for the hearing in which the Company requested a further stay of any suspension or delisting action to enable the Company to regain compliance with the Listing Rules. The Nasdaq Hearings Panel has not yet issued its decision, although the Company anticipates that a decision will be forthcoming.

The Company continues to work diligently to complete the Filings and intends to file the Filings and hold the 2023 Annual Meeting as promptly as possible to regain compliance under the Listing Rules. However, there can be no assurance that such periodic reports will be filed before the expiration of any stay granted by Nasdaq, that the 2023 Annual Meeting will occur before the expiration of any extension of time granted by Nasdaq, or that the Nasdaq Hearing Panel will grant the Company’s request for a further stay of any suspension or delisting action to facilitate the Filings and the 2023 Annual Meeting.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to regain compliance with Listing Rules prior to the delisting or suspension, or at all, any determination of Nasdaq, the risk that the completion and filing of the Filings will take longer than expected, and the risk that the 2023 Annual Meeting will be further delayed. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in its most recent Annual Report on Form 10-K and the Company’s other subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2024

LIFECORE BIOMEDICAL, INC.

By:	/s/ John D. Morberg
John D. Morberg
Executive Vice President and Chief Financial Officer